CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We consent to the use in this form 8-K and incorporation by reference in the following Registration Statement and related Prospectus of Gold Banc Corporation, Inc. of our report dated January 20, 1999 on the consolidated financial statements of Union Bankshares, Ltd. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

                         Registration
          Form           Statement No.       Purpose

          S-4            333-65539           Shelf registration
                                             of 3,920,292 shares



                              BAIRD, KURTZ & DOBSON



Denver, Colorado
November 17, 1999
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